EXHIBIT 99.2

     On April 24, 2000 shareholders of the Company approved a previously announced plan to increase authorized shares to effectuate a three-for-one-split of American Express Company common shares. As a result of the split, shareholders of record as of April 25, 2000 will receive two additional common shares for each share held. The additional shares will be distributed on May 10, 2000.

     Set forth below are common share statistics for the five years ended 1999 and the most recent five quarters restated to reflect the impact of the split. Effective May 10, 2000 all common share statistics will be reported in a manner consistent with this restated data.


Consolidated Five-Year Summary of Selected Financial Data
Common Share Statistics Adjusted for 3-for-1 Stock Split
(To be Distributed May 10, 2000 to Shareholders of Record on April 25, 2000)
_________________________________________________________________________________________________________________
(Millions, except per share amounts and where italicized)

                                                  1999          1998         1997        1996        1995
                                               --------      --------     -------     -------     -------
Common Share Statistics
Earnings per share:
     Basic                                     $   1.85      $   1.57     $  1.43     $  1.34     $   1.06
     Basic adjusted (a)                        $   1.85      $   1.61     $  1.43     $  1.22     $   1.06
     Diluted                                   $   1.81      $   1.54     $  1.38     $  1.30     $   1.03
     Diluted adjusted (a)                      $   1.81      $   1.59     $  1.38     $  1.19     $   1.03
     Percent increase:
        Basic                                       18%           10%          7%         26%          16%
        Basic adjusted (a)                          15%           13%         17%         15%          16%
        Diluted                                     18%           12%          6%         26%          14%
        Diluted adjusted (a)                        14%           15%         16%         16%          14%
Cash dividends declared per share              $   0.30      $   0.30     $  0.30     $  0.30     $   0.30
Book value per share:
     Actual                                    $   7.53      $   7.18     $  6.84     $  6.01     $   5.53
     Pro forma (b)                             $   7.75      $   6.75     $  6.43     $  5.74     $   4.93
Market price per share:
     High                                      $  56.29      $  39.54     $ 30.50     $ 20.13     $  15.04
     Low                                       $  31.63      $  22.33     $ 17.88     $ 12.88     $   9.67
     Close                                     $  55.42      $  34.17     $ 29.75     $ 18.83     $  13.79
Average common shares outstanding
     for earnings per share:
          Basic                                   1,340         1,363       1,393       1,417        1,454
          Diluted                                 1,369         1,388       1,438       1,465        1,498
Shares outstanding at year end                    1,341         1,351       1,399       1,419        1,449

(a) 1998 is adjusted to exclude the following first quarter items: $138 million credit loss provision at American Express Bank relating to its Asia/Pacific portfolio, as well as income of $78 million representing gains on the sale of First Data Corporation shares and a preferred dividend based on Lehman Brothers' earnings. 1996 is adjusted to exclude a $300 million gain on the exchange of the company's DECS and a $138 million restructuring charge.

(b)  Pro forma book value per share excludes the effect of SFAS No. 115.

Quarterly Financial Data (Unaudited)
Common Share Statistics Adjusted for 3-for-1 Stock Split
(To be Distributed May 10, 2000 to Shareholders of Record on April 25, 2000)
______________________________________________________________________________________________________________
(Millions, except per share amounts and where italicized)

                                          Q1 2000     Q4 1999     Q3 1999      Q2 1999     Q1 1999
                                          -------     -------     -------      -------     -------
Common Share Statistics
Earnings per share:
     Basic                                $  0.49     $  0.45     $  0.48     $   0.48     $  0.43
     Diluted                              $  0.48     $  0.44     $  0.47     $   0.47     $  0.42
     Percent increase from prior year:
        Basic                                 14%         15%         14%          14%         30%
        Basic adjusted (a)                    14%         15%         14%          14%         13%
        Diluted                               14%         13%         12%          15%         27%
        Diluted adjusted (a)                  14%         13%         12%          15%         14%
Cash dividends declared per share         $  0.08     $ 0.075     $ 0.075     $  0.075     $ 0.075
Book value per share:
     Actual                               $  7.69     $  7.52     $  7.26     $   7.25     $  7.25
     Pro forma (b)                        $  7.96     $  7.74     $  7.47     $   7.26     $  6.97
Market price per share:
     High                                 $ 56.50     $ 56.29     $ 50.21     $  47.54     $ 43.21
     Low                                  $ 39.83     $ 43.42     $ 40.63     $  38.17     $ 31.63
     Close                                $ 49.65     $ 55.42     $ 45.00     $  43.38     $ 39.25
Average common shares outstanding
     for earnings per share:
          Basic                             1,331       1,335       1,338        1,342       1,343
          Diluted                           1,362       1,369       1,369        1,371       1,369
Shares outstanding at quarter end           1,334       1,341       1,343        1,347       1,350

(a) Earnings per share for the first quarter of 1998 were adjusted to exclude the following items: $138 million credit loss provision at American Express Bank relating to its Asia/Pacific portfolio, as well as income of $78 million representing gains on the sale of First Data Corporation shares and a preferred dividend based on Lehman Brothers' earnings.

(b)  Pro forma book value per share excludes the effect of SFAS No. 115.